UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 3, 2008
Date of Report (Date of earliest event reported)

TRUE PRODUCT ID, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      1615 Walnut Street, 3rd Floor
Philadelphia, PA 19103
 (Address of principal executive offices)

(215) 972-6999
(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                      Entry of a Material Definitive Agreement.
Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On November 3, 2008, the registrant, True Product ID, Inc. (“TPID”), its Hong Kong affiliate, True Product ID Technology Limited (“TPID HK”), and its Chinese joint venture affiliate, True Product ID Technology (Beijing) Limited (“TPID Beijing”), entered into several definitive agreements with Saddington Limited (“Saddington”), a British Virgin Island company, which has resulted in, among other things, the complete funding (estimated at US$50 million over 5 years) for the Chinese National Gas Tank Contract with the State General Administration for Quality Supervision, Inspection and Quarantine of the People's Republic of China (“AQSIQ”) (collectively, the “Saddington Agreements”).  Pursuant to the Saddington Agreements, documentary exchange for closing occurred November 17, 2008 5:00 P.M. Hong Kong time.

Under the Saddington Agreements, TPID -- without any further funding or other obligation or liability -- will receive a 5% share of the revenues (as more specifically set forth below) from the AQSIQ National Gas Tank Project (as described in, among other filings, TPID’s Forms 10-Q filed November 14, 2007, February 14, 2008, and May 20, 2008 and Form 10-K/A filed October 15, 2008), any other project and contract with AQSIQ under AQSIQ’s 2007 Official National Special Equipment Security Standard Circular to anti-counterfeit other Chinese special equipment (medical gas tanks, elevator parts, automobile manufacturing equipment, amusement park apparatus, cell phone batteries), the Chinese National Car and Motorcycle Part Contract with the China Federation of Industry and Commerce Auto & Motorbike Parts articles for Use Chamber of Commerce (as reported in TPID’s press release on Business Wire on October 24, 2006), the Chinese Painting and Calligraphy Contract with the Beijing & Calligraphy Collector Association (as reported in TPID’s press release on Business Wire on March 8, 2007 and November 16, 2007), and the Chinese Pharmaceutical Contract with Helida (Xinyang) Pharmaceuticals Co., Ltd.

TPID’s 5% share from the AQSIQ Chinese National Gas Tank Contract alone is conservatively estimated to be at least $15 Million per year.

Under the Saddington Agreements, Saddington has secured and will provide all of the funding needed to immediately roll out, much less maintain the rights to, the AQSIQ Chinese National Gas Tank Contract.  Upon meeting Saddington representatives, the Chinese Government AQSIQ, which had waited for funding from TPID for the Chinese National Gas Tank Project for over a year, has authorized the immediate rollout of the AQSIQ Chinese National Gas Tank Contract for all 23 provinces, 4 municipalities, and 5 autonomous regions in China. Previously, the initial rollout of the AQSIQ Chinese National Gas Tank Project was planned for six provinces.  AQSIQ has also advised Saddington that Saddington should immediately commence the preparations needed to roll out a commensurate Chinese national campaign for elevator parts, which revenues are expected to be comparable to those for the Chinese National Gas Tank Project.  Without immediate funding, the AQSIQ Chinese National Gas Tank Contract would have been lost.

In addition to the $2.5 Million funding to be delivered at closing, Saddington has secured and will additionally infuse funding in the order of $15 - $35 Million for the AQSIQ Chinese National Gas Tank Contract in the first twelve months of rollout, required for project implementation costs. In addition to meeting AQSIQ, Saddington has also commenced supply agreement negotiations with various suppliers for marking equipment, scanners, identity coding and data cards and is  working to place orders with each  supplier and start production within the next few weeks to immediately commence rollout of the AQSIQ Chinese National Gas Tank Project.

About Saddington

In addition to the necessary funding, Saddington and its affiliates bring the management, operational and technical expertise, manufacturing facilities, related technology, and other resources needed to immediately rollout the AQSIQ Gas Tank Contract and other Chinese contracts.  They already operate in the anti-counterfeiting/ biometric/security arena.  They have developed and marketed their own advanced mobile scanner, biometric, and security technology.  They have access to facilities in China which can manufacture the scanners, identity coding and data cards and other items needed to immediately rollout the AQSIQ Gas Tank Contract.

Saddington and its affiliates have developed relationships, and have worked on projects, with Chinese Government and other governments in Southeast Asia.  They have successfully implemented contracts and projects in China, Southeast Asia, and other parts of the world.  In addition to their own funds, they also have developed significant relationships, and have worked on projects, with prominent funders in Asia and elsewhere.

Their representatives bring years of experience in corporate management, corporate governance and risk management.  They bring years of experience in project management and implementation, product development, corporate and institutional banking and finance and debt and equity capital markets.

Saddington has extensively scrutinized TPID’s business plan and associated materials for the AQSIQ Chinese National Gas Tank Project, and has developed their own plan which will not only allow  immediate rollout but will allow rollout for more provinces and municipalities in China on an expedited basis.  Saddington will also develop the billing, invoicing and collection systems for the AQSIQ Chinese National Gas Tank Project, which had not been established by TPID, and which will serve not only the AQSIQ Chinese National Gas Tank Contract but for all other AQSIQ and Chinese contracts.

Saddington has also extensively analyzed TPID’s technology and will seek to perfect the technology with its own biometric/anti-counterfeiting technology, so that the perfected technology can be used for other contracts in China as well as for the United States, Europe and other parts of the world.  As discussed below, TPID has the exclusive rights to market the perfected technology for the United States, Europe and other parts of the world outside Asia, for which Saddington will help TPID market and fund.

The Saddington Agreements

The terms and conditions of the Saddington Agreements are consistent with, memorialize and delineate the terms and conditions of the TPID-Saddington October 19, 2008 Binding Term Sheet, which was reported in TPID’s Form 8-K filed on October 20, 2008, and which had been unanimously approved by TPID’s board of directors (“Board”) and majority shareholder after extensive discussion and deliberation.  TPID’s Board and majority shareholder have also reviewed and approved each of the Saddington Agreements.  A copy of each of the Saddington Agreements is attached hereto as Exhibit 99.1 and sub-exhibits 6, 7, 8, and 9 to Exhibit 99.1.

The principal contract is the TPID-Saddington Asset Purchase Agreement (Exhibit 99.1).  Under this agreement, Saddington agreed to fully fund the AQSIQ Chinese National Gas Tank Contract (estimated at US$50 Million) and assume all of TPID’s obligations and liabilities thereunder.  As part of Saddington’s overall $30-$50 Million funding, TPID is to receive $2.5 Million at closing allocated as follows: $1.75 Million towards the AQSIQ Chinese National Gas Contract; $250,000 towards rent, wages and other expenses for TPID Beijing, and $500,000 towards accounting, auditing and other expenses for TPID.

Under this agreement, without any additional funding or other obligation or liability, TPID will receive from Saddington the following share of the Saddington-funded AQSIQ Chinese National Gas Tank Contract:

•
Five percent (5%) of Saddington’s Net Operating Profit Before Taxes (“NOPBT”) for the first thirty (30) months from the month of first revenue receipts.  NOPBT is defined as the total amount of Saddington’s operating revenues less the operating expenses including costs of goods or technology supplied and share costs of distribution and selling and administrative expenses and headquarters expenses of Saddington and prior to applying taxes, as adjusted for interest expense on the present value of operating leases but excluding interest expense or income on debt and cash.

•
Five percent (5%) of the Gross Receipts for the duration of the unexpired sixty (60) month term of the AQSIQ Chinese National Gas Tank Contract.  Gross Receipts is defined as the total amount of funds actually received and collected by Saddington and its respective affiliates from sales of product or service utilizing the Subject Technology, including, but not limited to, (x) cash, money orders and cleared checks less charges imposed by banks for clearing, deposits, redeposits or returns and (y) cleared credit card charges less the bank discount rate; less the following amounts actually paid by Saddington, its respective affiliates, licensees, distributors and manufacturers: i.) discounts allowed; ii.) returns; iii.) transportation charges or allowances; iv.) packing and transportation packing material costs; v.) customs and duties charges; and vi.) sales, transfer and other excise taxes or other governmental charges (including any tax or government charge, duty or assessment or any tax such as a value added or similar tax or government charge) levied on or measured by the sales but no franchise or income tax of any kind whatsoever.

As stated above, TPID’s 5% Revenue Share from the AQSIQ Chinese National Gas Tank Contract alone is conservatively estimated to be $15 Million per year.  TPID will also receive the same revenue share from any other project and contract with AQSIQ under AQSIQ’s 2007 Official National Special Equipment Security Standards Circular to anti-counterfeit other Chinese special equipment, including medical gas tanks, elevator parts, automobile manufacturing equipment, amusement park apparatus, and cell phone batteries.  AQSIQ has advised Saddington that Saddington should immediately commence the preparations needed to roll out a commensurate Chinese national campaign for elevator parts, which revenues are expected to be comparable to those for the Chinese National Gas Tank Project.

TPID will also receive the same revenue share from the Chinese National Car and Motorcycle Part Contract with the China Federation of Industry and Commerce Auto & Motorbike Parts articles for Use Chamber of Commerce (as reported in TPID’s press release on Business Wire on October 24, 2006), the Chinese Painting and Calligraphy Contract with the Beijing & Calligraphy Collector Association (as reported in TPID’s press release on Business Wire on March 8, 2007 and November 16, 2007), and the Chinese Pharmaceutical Contract with Helida (Xinyang) Pharmaceuticals Co., Ltd.

Under the first agreement, TPID shall also have the exclusive rights (exclusive even to Saddington) to market and distribute the technology perfected by Saddington in the course of the AQSIQ Chinese National Gas Tank Contract for the United States, Europe, and other parts of the world outside Asia.  For an initial five year term, TPID shall be able exclusively market and distribute the perfected technology in the United States on a royalty-free basis.  For Europe and other parts of the world outside Asia, TPID’s exclusive distribution rights are subject to the same revenue 5% sharing arrangement which Saddington has given to TPID for the AQSIQ Chinese National Gas Tank Contract and other Chinese contracts.   Saddington will help TPID market and fund contracts in the United States and Europe.  TPID and Saddington have entered to a separate License Agreement memorializing and consistent with the above license arrangement, a copy of which is attached hereto as exhibit 6 to the Asset Sale Agreement (Exhibit 99.1).

In return, Saddington will receive the all rights to the intellectual property of TPID, TPID Beijing, and TPID Hong Kong, including all trademarks, patents, marks, and logos; all rights of TPID, TPID Beijing and TPID Hong Kong to all contracts with AQSIQ, including the AQSIQ Gas Tank Contract; the AQSIQ Gas Tank Joint Venture; and any and all other contracts in Asia; all of TPID’s and TPID Hong Kong’s fixed assets in Asia; all of TPID’s and TPID Hong Kong’s business in Asia, including the right to use the business name of TPID in Asia; TPID’s interest in TPID Beijing; and the entire share capital of TPID Hong Kong.  Consistent with these above terms in the Asset Sale Agreement, TPID, TPID Beijing and Saddington have entered into separate Irrevocable Bill of Sale (sub-exhibit 7 to the Asset Sale Agreement, ) and Deed of Indemnity in respect of taxation (sub-exhibit 9 to the Asset Sale Agreement).   Consistent with these above terms in the Asset Sale Agreement, TPID, TPID Beijing and Li Ning (who was the inventor listed on TPID Beijing’s Chinese patent application) have entered into separate Assignment of Patent Rights (sub-exhibit 8 to the Asset Sale Agreement)).

Item 9.01.   Financial Statements, Pro forma Financial Information and Exhibits.

(c)  Exhibits

Exhibits	Description
99.1
Asset Sale Agreement between Saddington Limited and True Product ID, Inc. and True Product ID Technology Limited dated November 3, 2008

Sub-exhibit 6 to Exhibit 99.1:
License Agreement between Saddington Limited and True Product ID, Inc. dated November 3, 2008

Sub-exhibit 7 to Exhibit 99.1:
Irrevocable Bill of Sale between Saddington Limited and True Product ID, Inc. and True Product ID Technology Limited dated November 3, 2008

Sub-exhibit 8 to Exhibit 99.1:
Assignment of Patent Rights between Saddington Limited, True Product ID, Inc., True Product ID Technology (Beijing) Limited, and Li Ning dated November 3, 2008

Sub-exhibit 9 to Exhibit 99.1:
 Deed of Indemnity as to Taxation between Saddington Limited and True Product ID, Inc. and True Product ID Technology Limited dated November 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008		TRUE PRODUCT ID, INC.

	By:	/s/ Ke Ke Wang
Name: Ke Ke Wang Title: President